UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2019 (May 8, 2019)
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (832) 327-2255

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement
Plan Support Agreement
On May 8, 2019, Vanguard Natural Resources, Inc. (the “Company”) and certain subsidiaries (such subsidiaries, together with the Company, the “2019 Debtors”) entered into a Plan Support Agreement (the “Plan Support Agreement”) with (a) certain holders (the “RBL Lenders”) constituting over 66 2/3% in amount and over 50.1% in number of the revolving credit facility claims and over 66 2/3% in amount and over 50.1% in number of those certain secured swap claims, in each case under that certain Fourth Amendment and Restated Credit Agreement, dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, as borrower, the guarantors party thereto, Citibank N.A., as Administrative Agent, and the other lenders party thereto from time to time (as amended, the “Successor Credit Facility” and the claims thereunder, the “RBL Claims” and “Secured Swap Claims,” as applicable); and (b) certain holders (the “Term Loan Lenders” and, collectively with the RBL Lenders, the “Plan Support Parties”), constituting over 66 2/3% in amount and over 50.1% in number of the term loan claims under the Successor Credit Facility (the “Term Loan Claims”).
The Plan Support Agreement sets forth, subject to certain conditions, the commitment of the 2019 Debtors and the Plan Support Parties to support a comprehensive restructuring of the 2019 Debtors’ long-term debt (the “Restructuring Transactions”). The Restructuring Transactions will be effectuated through a plan of reorganization (as may be amended, modified, or supplemented from time to time, the “2019 Plan”). Capitalized terms used but not defined herein shall have the meanings given to them in the 2019 Plan.
The Restructuring Transactions will be financed by (i) the issuance of new common stock in the reorganized Company (the “New Common Stock”); (ii) the issuance of a new series of class A preferred stock in the reorganized Company (the “New Preferred Equity Class A Stock”); (iii) potentially the issuance of a new series of class B preferred stock in the reorganized Company (the “New Preferred Equity Class B Stock”); (iv) a new first lien reserve-based revolving credit facility with an initial borrowing base of $65 million and a term loan lending facility in the aggregate amount of $65 million (the “Exit RBL/Term Loan A Facility”); and (v) a new term loan lending facility in the aggregate amount of $285 million (the “Exit Term Loan B Facility,” and together with the Exit RBL/Term Loan A Facility, the “Exit Facilities”). The material terms of the Exit Facilities will be filed in advance of the hearing to consider confirmation of the 2019 Plan.
Pursuant to the Plan Support Agreement, the Company intends to commence the solicitation of votes on the 2019 Plan on May 28, 2019, by causing the 2019 Plan and related disclosure statement (the “Disclosure Statement”) to be distributed consistent with section 1126(b) of the United States Bankruptcy Code (the “Bankruptcy Code”). Certain principal terms of the 2019 Plan are outlined below:

•	holders of Allowed DIP Facility Claims (as defined in the 2019 Plan) will receive their pro rata share of participation in the Exit RBL/Term Loan A Facility;

•
holders of Allowed Revolving Credit Facility Claims and Allowed Secured Swap Claims (each as defined in the 2019 Plan) will receive their pro rata share of and interest in: (i) the Exit Term Loan B Facility; (ii) at least 86.1 percent of the New Preferred Equity Class A Stock; and (iii) 75 or 89 percent of the New Common Stock, depending on whether the class of holders of Allowed Senior Notes Claims (as defined in the 2019 Plan) votes to accept or reject the 2019 Plan, and subject to dilution on account of the Management Incentive Plan (as defined below) (if any);

•
holders of Allowed Term Loan Claims (as defined in the Plan Support Agreement) will receive a pro rata share and interest in 10 percent of the New Common Stock, subject to dilution on account of the Management Incentive Plan (if any), as well as at the option of each holder of an Allowed Term Loan Claim, either: (i) such holder’s pro rata share of the New Preferred Equity Class A Stock available to such holders in accordance with the Preferred Equity Documents (as defined in the Plan Support Agreement) (albeit the maximum amount of New Preferred Equity Class A Stock available to all holders of Allowed Term Loan Claims who elect such option shall not exceed 13.9 percent of the New Preferred Equity Class A Stock to be distributed in the aggregate); or (ii) such holder’s pro rata share of the New Preferred Equity Class B Stock;

•
holders of Allowed Senior Note Claims will receive a pro rata share and interest in: (i) 15 percent of the New Common Stock, if the class of Allowed Senior Note Claims votes to accept the 2019 Plan, subject to dilution on account of the Management Incentive Plan (if any); or (ii) 1 percent of the New Common Stock, if the class of Allowed Senior Note Claims votes to reject the 2019 Plan, subject to dilution on account of the Management Incentive Plan (if any);

•
holders of Allowed General Unsecured Claims (as defined in the Plan Support Agreement) shall receive (to the extent such General Unsecured Claims have not already been paid in full during the 2019 Chapter 11 Cases), in full and final satisfaction, settlement, release, and discharge of, and in exchange for each Allowed General Unsecured Claim, on the Effective Date such treatment as is acceptable to the 2019 Debtors, the Required Consenting Revolver Lenders (as defined in the 2019 Plan), and the DIP Agent (as defined in the 2019 Plan) and in accordance with the Bankruptcy Code, to be determined prior to the hearing to consider approval of the Disclosure Statement; and

•
the 2019 Plan may provide for the establishment of a customary management incentive plan at the Company to the officers and other key employees of the respective reorganized entities (the “Management Incentive Plan”). The 2019 Plan will provide for releases of specified claims held by the 2019 Debtors, the Plan Support Parties, and certain other specified parties against one another and for customary exculpations and injunctions.

The Plan Support Agreement obligates the 2019 Debtors and the Plan Support Parties to, among other things, support and not interfere with consummation of the Restructuring Transactions and, as to the Plan Support Parties, vote their claims in favor of the 2019 Plan. The Plan Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the filing, confirmation, and consummation of the 2019 Plan, among other requirements, and in the event of certain breaches by the parties under the Plan Support Agreement. Except as otherwise agreed by the 2019 Debtors and the Plan Support Parties, the Plan Support Agreement contemplates the effective date of the Plan will be no later than 120 days after the date on which the 2019 Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, and the Plan Support Agreement will be subject to termination if the effective date of the 2019 Plan has not occurred within that time.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Plan Support Agreement, dated May 8, 2019, among the 2019 Debtors and the Plan Support Parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: May 13, 2019	By:	/s/ R. Scott Sloan
		Name:	R. Scott Sloan
		Title:	President and Chief Executive Officer